UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☒ Soliciting Material Pursuant to §240.14a-12

TYCO INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Tyco International Ltd.

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

Subject Company: Tyco International Ltd.

In connection with the proposed spin-off transactions involving the North American residential security business and flow control business of Tyco International Ltd. (“Tyco” or the “Company”), a definitive proxy statement for the stockholders of Tyco will be filed with the Securities and Exchange Commission (the “SEC”).   Tyco will mail the final proxy statement to its stockholders. BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF TRANSACTIONS. Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC.  You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington D.C 20549.  Please call the SEC at 1-800-SEC-0330 for further information.

Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed spin-off transactions.  Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the spin-off transactions when it becomes available.

FORWARD-LOOKING STATEMENTS

This filing contains a number of forward-looking statements.  Words, and variations of words such as “expect”, “intend”, “will”, “anticipate”, “believe”, “confident”, “continue”, “propose” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, our intent to create three independent companies as a result of the proposed spin-offs, revenue and growth expectations for the three independent companies following the spin-offs, the expectation that the spin-offs will be tax-free, statements regarding the leadership, resources, potential, priorities, and opportunities for the independent companies following the spin-offs, the intent for the three independent companies to remain investment grade following the spin-offs, and the timing of the transactions.  The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties, include, but are not limited to: failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed spin-offs; adverse effects on the market price of our common stock and on our operating results because of a failure to complete the proposed spin-offs; failure to realize the expected benefits of the proposed spin-offs; negative effects of announcement or consummation of the proposed spin-offs on the market price of the company’s common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect the companies in connection with the proposed spin-offs; unanticipated expenses such as litigation or legal settlement expenses; failure to obtain tax rulings or tax law changes; changes in capital market conditions that may affect proposed debt refinancing; the impact of the proposed spin-offs on the company’s employees, customers and suppliers; future opportunities that the company’s board may determine present greater potential to increase shareholder value; and the ability of the companies to operate independently following the spin-offs. Actual results could differ materially.   For further information regarding risks and uncertainties associated with our businesses, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” and “Risk Factors” sections of Tyco’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Tyco’s Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540 or at Tyco’s Investor Relations website at http://investors.tyco.com/ under the heading “Investor Relations” and then under the heading “SEC Filings”.  We undertake no duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.

This filing consists of a letter from John Kenning, President of Tyco’s ADT North America Commercial segment (“ADT Commercial”), distributed to the employees of ADT Commercial regarding the planned separation of each of the Company’s North American residential security business and Flow Control business into separate, publicly-traded companies.

Dear Team,

As you know, earlier this week Ed Breen announced Tyco’s plan to split into three separate companies over the next 12 months. This change will make ADT Commercial a key part of a standalone commercial fire and security company that also includes Tyco’s fire protection businesses and global commercial security operations.

This is positive news for the future of our business and for our customers, employees and shareholders, and I fully believe it will make us a better, stronger and more successful company.

The separation plan is the next logical step following years of hard work, much of it by our team at ADT Commercial, to strengthen Tyco’s competitive position in its core platforms. Creating three independent, public companies—and particularly one focused on commercial fire protection and security—is an excellent way to position the Tyco businesses for growth, improved performance and long-term shareholder value.

As a standalone company, we will have an industry-leading position in what’s currently a large, fragmented and growing global market—and be positioned to reach our full potential. Our new company will have greater flexibility to pursue focused strategies to achieve growth, both organically and through acquisitions. Once the transition is complete, we will be the world’s largest provider of security, fire detection and fire suppression products and services, generating approximately $10 billion of annual revenue and employing 69,000 people.

While it’s still too early to have all the answers about the separation plan, I’d like to focus on a few key points:

• Our strong performance has made an impact: Over the past several quarters, ADT Commercial has consistently delivered solid revenue growth and improved profitability. As we transition to the new commercial fire and security business, we are well positioned to drive ongoing success for the company.

• Our strategy and vision remains the same: We will continue to be the leading security systems integrator. Our vision and efforts remain keenly focused on this goal. As a result of this transition, we will have additional resources to help us further develop our market share and reputation as the leader in the commercial security space.

• We will have a great leader: Over the past year I have worked closely with George Oliver, who will serve as the CEO of the commercial fire and security company. George brings exceptional passion, vision and commitment to this role. I have tremendous respect for George as a leader, and he has the utmost respect for our company, our employees and the success we’ve achieved together for ADT Commercial and Tyco. In addition to George’s leadership, we will continue to benefit from the excellent guidance Ed Breen will provide as non-executive chairman.

• Our employees bring exceptional strength and value: The ADT Commercial team is comprised of some of the brightest, most dedicated employees I have ever met. As we join forces with the great people at Tyco’s fire businesses and additional security providers, I am confident that we will accomplish amazing things together. As we evolve, please stay focused on providing excellent service to your customers and co-workers. You truly are the drivers of our success; thank you for everything you do.

• Our new technologies strengthen our market-leading position: Our newest technologies, including ADT Hosted Video, ADT SelectSM DataSource and ADT SelectSM View managed video services, put us at the forefront of the commercial security market. Additionally, our recent acquisition of Proximex strengthens our position as the leading security systems integrator.

• We must stay focused during the transition period: We expect the transition to proceed smoothly. At the same time, we must be receptive to change and the opportunities that come with it. Now more than ever, it’s critical that we remain focused on executing our strategy, meeting our business goals, fulfilling our day-to-day responsibilities and delivering world-class customer service. FY2011 has been an excellent year thus far; let’s finish on a positive note and get off to a strong start in FY2012.

• We will keep you well informed: My personal goal, and the goal of the entire ADT Commercial senior leadership team, is to keep you informed about this transition in a timely and transparent manner. If you weren’t able to attend the team webcast with myself and George Oliver yesterday, please review the attached slides and watch the recording hosted on the President’s Corner on InsideADT.com. We received several questions from the team during the Q&A session, and though I wasn’t able to address all of them due to time constraints, we’ve noted each question for follow-up. While we simply don’t have the answers yet for many of these questions, we will let you know as soon as we have more information. In the meantime, please review the FAQs attached to this email (you can also access them here).

This is a new and exciting chapter in our journey together—a time to grow our business profitably, provide abundant opportunities for our employees, meet the needs of our customers and serve the greater good in our communities. I am confident that we will achieve these goals, and many more, as part of the new commercial fire and security company.

Thank you for your dedication and hard work, and please be on the lookout for additional communications throughout the transition. For more information, you can also visit the dedicated Separation Resource Center on the Inside Tyco intranet or email your questions to              .

Best,

/s/ John
John